FOR IMMEDIATE RELEASE
Contact: Courtney Yopp Norris
(502) 636-4564
Courtney.Norris@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2013 Q2 RESULTS

•	Record net revenues of $283.8 million, a 5 percent increase over 2012's Q2

•	Record net earnings of $50.3 million, 4 percent above 2012's Q2

•	Record Kentucky Oaks and Derby Week Adjusted EBITDA grows $5.8 million over last year

•	Gaming net revenues increase 30% quarter-over-quarter due to the addition of Riverwalk Casino Hotel

LOUISVILLE, Ky. (July 31, 2013) - Churchill Downs Incorporated (CHDN: NASDAQ) (CDI or Company) today reported results for the second-quarter and six months ended June 30, 2013.

MANAGEMENT COMMENTARY
Robert L. Evans, Chairman and CEO: “With record second-quarter net revenues and net earnings, we were pleased with the quarter. Our Gaming segment Adjusted EBITDA was up $4.4 million reflecting the addition of our Riverwalk Casino Hotel property in Vicksburg, Miss., that we acquired in October of last year. The Adjusted EBITDA increase of Kentucky Oaks and Derby Week was $5.8 million, the third consecutive year where Kentucky Oaks and Derby Week Adjusted EBITDA growth has exceeded $5.0 million.

“TwinSpires.com's handle was up only 1.3% for the quarter, reflecting the expiration of Illinois' Advance Deposit Wagering (ADW) legislation at the end of 2012, which was not reinstated until June 7. Excluding the impact from Illinois, TwinSpires.com's handle was up 7.2% in the second-quarter outpacing the U.S. thoroughbred industry handle growth of 1.0% as reported by Equibase.com.

“We continue to build our growth portfolio as we closed on our acquisition of the Oxford Casino in Maine, on July 17, and will invest approximately $3.2 million to expand the gaming floor. Construction of Miami Valley Gaming, our 1,600-video-lottery-terminal joint venture project north of Cincinnati, Ohio, is progressing on budget and ahead of schedule and we hope to open the property in early-to-mid December 2013. We announced a $14.5 million project at Churchill Downs Racetrack to construct 51,000 square feet of new space adding 2,400 new reserved seats and new amenities serving 20,400 existing seats. We intend to complete this project in time for the 140th running of the Kentucky Oaks and Derby in May 2014.”

2013 SECOND-QUARTER BUSINESS RESULTS
Due primarily to the expansion of CDI's Gaming segment with the addition of Riverwalk Casino Hotel's (Riverwalk) revenues, the Company's net revenues for the second-quarter of 2013 increased 5%, or approximately $13.0 million, to $283.8 million from $270.8 million, during the same period of the prior year.

Gaming revenues increased 30%, or $15.5 million, reflecting $14.1 million in revenues generated by Riverwalk. Racing revenues decreased $3.1 million, or 2%, from $160.4 million to $157.4 million,

Churchill Downs Incorporated Reports 2013 Second-Quarter Results
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compared to the same period last year. The strong performance of Kentucky Oaks and Derby week was offset primarily by the loss of host revenues at Calder Race Course. Online Business revenues were virtually unchanged as lost wagering by Illinois customers were offset by growth in other jurisdictions.

Racing Operations Adjusted EBITDA (earnings from continuing operations before interest, taxes, depreciation, amortization, insurance recoveries of net losses, Illinois Horse Racing Equity Trust Fund proceeds, share based compensation expenses, pre-opening expenses, including those of our equity investments, the impairment of assets and other changes and recoveries) increased $3.1 million and was primarily driven by increased profitability of $5.8 million from Kentucky Oaks and Derby week. Partially offsetting this was a decline in Adjusted EBITDA at Calder of $2.2 million due to the loss of Florida hosting revenues and a decline in Adjusted EBITDA of $0.8 million at Fair Grounds due to the timing of the Louisiana Derby and inclement weather during Jazz Fest.

Our Gaming segment Adjusted EBITDA increased $4.4 million from the same period of the prior year due to the addition of Riverwalk's Adjusted EBITDA of $4.8 million. Also, Calder Casino Adjusted EBITDA increased $0.5 million as a result of successful marketing efforts and the closure of internet cafes in the state. Partially offsetting these increases was a decrease in Adjusted EBITDA at Harlow's Casino Resort and Spa of $1.0 million over the same period of the prior year.

Online Business Adjusted EBITDA increased $0.3 million compared to the same period of the previous year due to the increase in Velocity's Adjusted EBITDA from the addition of new high volume wagering customers and improvement in our equity investment in HRTV. These improvements in Adjusted EBITDA were partially offset by the impact of the expiration of Illinois legislation allowing Illinois residents to wager online.

Net earnings for the three months ended June 30, 2013, was $50.3 million, or $2.81 per diluted common share, an increase in net earnings of 4%, from $48.6 million, or $2.77 per diluted common share, during the second-quarter of 2012.

A conference call regarding this news release is scheduled for Thursday, August 1, 2013, at 9 a.m. ET.
Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm or by dialing (877) 372-0878 and entering the conference ID number 23597619 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay of the call will be available at http://ir.churchilldownsincorporated.com/events.cfm by noon ET on Thursday, Aug. 1.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided Adjusted EBITDA, a non-GAAP measure, which the Company defines as earnings from continuing operations before interest, taxes, depreciation, amortization, insurance recoveries of net losses, Illinois Horse Racing Equity Trust Fund proceeds, share based compensation expenses, pre-opening expenses, including those of our equity investments, the impairment of assets and other changes and recoveries.

Churchill Downs Incorporated uses Adjusted EBITDA, which the Company implemented during the three months ended June 30, 2013, as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company's operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company's financial results in accordance with GAAP.

Churchill Downs Incorporated Reports 2013 Second-Quarter Results
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ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns and operates the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations and a poker room in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington Heights, Ill.; a casino resort in Greenville, Miss.; a casino resort hotel in Vicksburg, Miss.; as well as a casino in Oxford, Maine; CDI also owns the country's premier advance-deposit wagering company, TwinSpires.com; the totalisator company, United Tote; Luckity.com, where people can legally play fun games online for a chance to win cash prizes; Bluff Media, an Atlanta-based multimedia poker content, brand and publishing company; and a collection of racing-related telecommunications and data companies. Information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “hope,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Florida, Illinois and Louisiana racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Florida, Illinois or Louisiana law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states' racetracks and casinos near our operations; our continued ability to effectively compete for the country's horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen's groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; our accountability for environmental contamination; the ability of our online business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering

Churchill Downs Incorporated Reports 2013 Second-Quarter Results
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laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen's groups and their memberships; our ability to reach agreement with horsemen's groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

Churchill Downs Incorporated Reports 2013 Second-Quarter Results
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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(in thousands, except per common share data)

	Three Months Ended
	June 30,
	2013	2012	% Change
Net revenues:
Racing	$157,387	$160,440	(2)
Gaming	66,887	51,371	30
Online	52,531	52,702	—
Other	6,968	6,303	11
	283,773	270,816	5
Operating expenses:
Racing	90,160	95,484	(6)
Gaming	49,624	38,291	30
Online	33,218	32,925	1
Other	6,573	6,866	(4)
Selling, general and administrative expenses	22,096	20,070	10
Insurance recoveries, net of losses	—	(5,003)	(100)
Operating income	82,102	82,183	—
Other income (expense):
Interest income	89	35	F
Interest expense	(1,256)	(982)	(28)
Equity in losses of unconsolidated investments	(631)	(564)	(12)
Miscellaneous, net	1,023	37	F
	(775)	(1,474)	47
Earnings from continuing operations before provision for income taxes	81,327	80,709	1
Income tax provision	(31,029)	(32,133)	3
Earnings from continuing operations	50,298	48,576	4

Net earnings and comprehensive income	$50,298	$48,576	4

Net earnings per common share data:
Basic	$2.85	$2.82	1
Diluted	$2.81	$2.77	1

Weighted average shares outstanding:
Basic	17,268	16,978
Diluted	17,921	17,502

Churchill Downs Incorporated Reports 2013 Second-Quarter Results
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CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(in thousands, except per common share data)

	Six Months Ended
	June 30,
	2013	2012	% Change
Net revenues:
Racing	$185,200	$190,622	(3)
Gaming	138,976	110,707	26
Online	95,447	96,737	(1)
Other	12,223	10,946	12
	431,846	409,012	6
Operating expenses:
Racing	131,280	138,472	(5)
Gaming	100,612	79,231	27
Online	63,580	63,076	1
Other	12,000	12,575	(5)
Selling, general and administrative expenses	39,654	36,269	9
Insurance recoveries, net of losses	(375)	(6,514)	(94)
Operating income	85,095	85,903	(1)
Other income (expense):
Interest income	99	53	87
Interest expense	(2,732)	(2,205)	(24)
Equity in losses of unconsolidated investments	(795)	(784)	(1)
Miscellaneous, net	1,030	70	F
	(2,398)	(2,866)	16
Earnings from continuing operations before provision for income taxes	82,697	83,037	—
Income tax provision	(31,340)	(33,107)	5
Earnings from continuing operations	51,357	49,930	3
Discontinued operations, net of income taxes:
Loss from operations	(1)	(1)	—
Net earnings and comprehensive income	$51,356	$49,929	3

Net earnings per common share data:
Basic	$2.91	$2.90	—
Diluted	$2.87	$2.86	—

Weighted average shares outstanding:
Basic	17,239	16,940
Diluted	17,882	17,443

Churchill Downs Incorporated Reports 2013 Second-Quarter Results
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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended June 30,
(Unaudited) (in thousands, except per common share data)

	2013	2012	% Change

Net revenues from external customers:
Churchill Downs	$108,278	$102,874	5
Arlington Park	22,006	22,807	(4)
Calder	17,031	22,873	(26)
Fair Grounds	10,072	11,886	(15)
Total Racing Operations	157,387	160,440	(2)
Calder Casino	20,466	19,188	7
Fair Grounds Slots	9,978	9,586	4
VSI	9,245	8,814	5
Harlow's Casino	13,097	13,783	(5)
Riverwalk Casino	14,101	—	F
Total Gaming	66,887	51,371	30
Online Business	52,531	52,702	—
Other Investments	6,550	5,967	10
Corporate	418	336	24
Net revenues from external customers	$283,773	$270,816	5

Intercompany net revenues:
Churchill Downs	$4,607	$4,082	13
Arlington Park	903	1,496	(40)
Calder	492	586	(16)
Fair Grounds	—	75	(100)
Total Racing Operations	6,002	6,239	(4)
Online Business	233	230	1
Other Investments	1,348	1,072	26
Eliminations	(7,583)	(7,541)	1
Net revenues	$—	$—	—

Reconciliation of Segment Adjusted EBITDA to net earnings:
Racing Operations	$70,517	$67,423	5
Gaming	19,365	14,992	29
Online Business	14,091	13,806	2
Other Investments	902	(25)	F
Corporate	(988)	(1,189)	17
Total Adjusted EBITDA	103,887	95,007	9
Insurance recoveries, net of losses	—	5,003	(100)
HRE Trust Fund proceeds	292	—	F
Share-based compensation expense	(6,214)	(4,715)	(32)
Pre-opening costs	(480)	—	U
Depreciation and amortization	(14,991)	(13,639)	(10)
Interest income (expense), net	(1,167)	(947)	(23)
Income tax provision	(31,029)	(32,133)	3
Earnings from continuing operations	50,298	48,576	4
Discontinued operations, net of income taxes	—	—	—
Net earnings	$50,298	$48,576	4

Churchill Downs Incorporated Reports 2013 Second-Quarter Results
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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the six months ended June 30,
(Unaudited) (in thousands, except per common share data)

	2013	2012	% Change

Net revenues from external customers:
Churchill Downs	$110,578	$105,424	5
Arlington Park	29,247	32,224	(9)
Calder	19,311	24,741	(22)
Fair Grounds	26,064	28,233	(8)
Total Racing Operations	185,200	190,622	(3)
Calder Casino	40,952	41,067	—
Fair Grounds Slots	22,342	21,617	3
VSI	19,006	18,377	3
Harlow's Casino	28,451	29,646	(4)
Riverwalk Casino	28,225	—	F
Total Gaming	138,976	110,707	26
Online Business	95,447	96,737	(1)
Other Investments	11,649	10,469	11
Corporate	574	477	20
Net revenues from external customers	$431,846	$409,012	6

Intercompany net revenues:
Churchill Downs	$4,796	$4,268	12
Arlington Park	1,040	2,052	(49)
Calder	505	596	(15)
Fair Grounds	833	822	1
Total Racing Operations	7,174	7,738	(7)
Online Business	446	436	2
Other Investments	2,250	1,822	23
Eliminations	(9,870)	(9,996)	(1)
Net revenues	$—	$—	—

Reconciliation of Segment Adjusted EBITDA to net earnings:
Racing Operations	$59,260	$56,370	5
Gaming	41,373	34,765	19
Online Business	25,426	25,434	—
Other Investments	1,083	(273)	F
Corporate	(2,165)	(2,277)	5
Total Adjusted EBITDA	124,977	114,019	10
Insurance recoveries, net of losses	375	6,514	(94)
HRE Trust Fund proceeds	292	—	F
Share-based compensation expense	(9,577)	(7,899)	(21)
Pre-opening costs	(711)	—	U
Depreciation and amortization	(30,026)	(27,445)	(9)
Interest income (expense), net	(2,633)	(2,152)	(22)
Income tax provision	(31,340)	(33,107)	5
Earnings from continuing operations	51,357	49,930	3
Discontinued operations, net of income taxes	(1)	(1)	—
Net earnings	$51,356	$49,929	3

Churchill Downs Incorporated Reports 2013 Second-Quarter Results
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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three and six months ended June 30,
(in thousands)

	Three Months Ended June 30,		Change
Intercompany management fee (expense) income:	2013	2012	$	%
Racing Operations	$(3,218)	$(3,207)	$(11)	—
Gaming	(819)	(549)	(270)	(49)
Online Business	(745)	(711)	(34)	(5)
Other Investments	(112)	(84)	(28)	(33)
Corporate Income	4,894	4,551	343	8
Total management fees	$—	$—	$—

	Six Months Ended June 30,		Change
Intercompany management fee (expense) income:	2013	2012	$	%
Racing Operations	$(4,059)	$(4,152)	$93	2
Gaming	(2,910)	(2,317)	(593)	(26)
Online Business	(1,976)	(2,030)	54	3
Other Investments	(275)	(237)	(38)	(16)
Corporate Income	9,220	8,736	484	6
Total management fees	$—	$—	$—

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CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOWS Six months ended June 30, (in thousands)

	2013	2012
Cash flows from operating activities:
Net earnings and comprehensive income	$51,356	$49,929
Adjustments to reconcile net earnings and comprehensive income to net cash provided by operating activities:
Depreciation and amortization	30,026	27,445
Gain on asset disposition	(1)	(27)
Equity in losses of unconsolidated investments	795	784
Share-based compensation	9,577	4,414
Other	421	455
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Restricted cash	(2,179)	(2,409)
Accounts receivable	(17,164)	(20,157)
Other current assets	(4,330)	(4,013)
Accounts payable	16,405	6,488
Purses payable	2,956	2,944
Accrued expenses	(601)	3,798
Deferred revenue	(16,270)	(7,061)
Income taxes receivable and payable	28,763	30,993
Other assets and liabilities	510	2,467
Net cash provided by operating activities	100,264	96,050
Cash flows from investing activities:
Additions to property and equipment	(23,772)	(16,473)
Acquisition of businesses, net of cash	—	(6,728)
Acquisition of gaming license	(2,250)	—
Investment in joint venture	(12,500)	(5,400)
Purchases of minority investments	(365)	(1,600)
Assumption of note receivable	—	(1,100)
Proceeds on sale of property and equipment	2	88
Proceeds from insurance recoveries	—	9,870
Change in deposit wagering asset	(3,639)	(6,651)
Net cash used in investing activities	(42,524)	(27,994)
Cash flows from financing activities:
Borrowings on bank line of credit	350,956	182,545
Repayments of bank line of credit	(407,199)	(247,143)
Change in bank overdraft	1,320	1,280
Payments of dividends	—	(10,110)
Repurchase of common stock	(4,046)	(2,033)
Common stock issued	244	4,416
Windfall tax benefit from share-based compensation	1,122	640
Loan origination fees	(2,036)	—
Change in deposit wagering liability	3,639	6,811
Net cash provided by (used in) financing activities	(56,000)	(63,594)
Net increase in cash and cash equivalents	1,740	4,462
Cash and cash equivalents, beginning of year	37,177	27,325
Cash and cash equivalents, end of year	$38,917	$31,787

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CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$38,917	$37,177
Restricted cash	44,058	38,241
Accounts receivable, net	46,645	47,152
Deferred income taxes	9,267	8,227
Income taxes receivable	—	2,915
Other current assets	17,368	13,352
Total current assets	156,255	147,064
Property and equipment, net	537,333	542,882
Goodwill	250,414	250,414
Other intangible assets, net	139,372	143,141
Other assets	45,740	30,836
Total assets	$1,129,114	$1,114,337
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$81,518	$62,278
Bank overdraft	7,347	6,027
Purses payable	22,041	19,084
Accrued expenses	53,312	65,537
Current maturities of long-term debt	—	209,728
Income taxes payable	26,888	—
Deferred revenue	11,905	43,916
Total current liabilities	203,011	406,570
Long-term debt, net of current maturities	153,484	—
Other liabilities	23,246	21,030
Deferred revenue	15,805	17,794
Deferred income taxes	24,648	24,648
Total liabilities	420,194	470,042
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 17,925 shares issued at June 30, 2013 and 17,448 shares issued at December 31, 2012	287,978	274,709
Retained earnings	420,942	369,586
Total shareholders’ equity	708,920	644,295
Total liabilities and shareholders’ equity	$1,129,114	$1,114,337